DISCLOSURE SUMMARY

1. AS A BUYER (PURCHASER) OF PROPERTY IN THIS COMMUNITY, UPON CONVEYANCE AND RECORDING OF THE DEED TO THE PROPERTY YOU WILL BE OBLIGATED TO BE A MEMBER OF THE FOLLOWING HOMEOWNERS' ASSOCIATION(S) AND/OR CLUB: (i) ST. CLAIR PLACE HOMEOWNERS ASSOCIATION ("**ASSOCIATION**") (ii) N/A ("**NEIGHBORHOOD ASSOCIATION**"), (iii) N/A ("**OTHER ASSOCIATION**"), AND N/A ("**CLUB**").

2. THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE COVENANTS GOVERNING THE USE AND OCCUPANCY OF PROPERTIES IN THE ST. CLAIR PLACE-COTTAGES COMMUNITY ("**COMMUNITY**"), N/A NEIGHBORHOOD ("**NEIGHBORHOOD**") AND N/A OTHER PROPERTY ("**OTHER PROPERTY**"). IN ADDITION, THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE CLUB COVENANTS ("**CLUB PLAN**") REQUIRING MEMBERSHIP IN THE N/A CLUB .

3. YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE ASSOCIATION: ASSOCIATION ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT OF ASSOCIATION ASSESSMENTS IS $400 PER Year. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A.

4. YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE NEIGHBORHOOD ASSOCIATION: NEIGHBORHOOD ASSOCIATION ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT OF NEIGHBORHOOD ASSOCIATION ASSESSMENTS IS $0 PER N/A. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE NEIGHBORHOOD ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A.

5. YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE OTHER ASSOCIATION: OTHER ASSOCIATION ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT OF OTHER ASSOCIATION ASSESSMENTS IS $0 PER N/A. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE OTHER ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A.

6. YOU WILL BE OBLIGATED TO PAY CLUB DUES TO THE CLUB OWNER IN CONNECTION WITH A MANDATORY CLUB MEMBERSHIP IN THE CLUB. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A. CLUB DUES MAY BE SUBJECT TO PERIODIC CHANGE. YOU MAY ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE CLUB OWNER. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE.

7. YOU MAY BE OBLIGATED TO PAY SPECIAL ASSESSMENTS TO THE RESPECTIVE MUNICIPALITY, COUNTY, SPECIAL DISTRICT, OR COMMUNITY DEVELOPMENT DISTRICT. ALL ASSESSMENTS ARE SUBJECT TO PERIODIC CHANGE.

8. YOUR FAILURE TO PAY SPECIAL ASSESSMENTS OR ASSESSMENTS LEVIED BY THE ASSOCIATION, NEIGHBORHOOD ASSOCIATION, OTHER ASSOCIATION AND/OR CLUB COULD RESULT IN A LIEN ON YOUR PROPERTY.

9. THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A. THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE NEIGHBORHOOD ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A. THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE OTHER ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $0 PER N/A. YOU MAY BE OBLIGATED TO PAY CLUB DUES IN CONNECTION WITH A MANDATORY CLUB MEMBERSHIP IN THE CLUB. IF APPLICABLE, THE CURRENT AMOUNT OF CLUB DUES IS $0 PER N/A.

10. THE DEVELOPER [SELLER] MAY HAVE THE RIGHT TO AMEND THE RESTRICTIVE COVENANTS OF THE MASTER ASSOCIATION, NEIGHBORHOOD ASSOCIATION, OR OTHER ASSOCIATION, AS APPLICABLE, WITHOUT THE APPROVAL OF THE MASTER ASSOCIATION, NEIGHBORHOOD ASSOCIATION, OTHER ASSOCIATION OR THE PROPERTY OWNERS. IN ADDITION, IF THE CLUB IS STILL UNDER THE CONTROL OF THE DEVELOPER [SELLER], THE DEVELOPER[SELLER] MAY HAVE THE RIGHT TO AMEND THE CLUB PLAN WITHOUT THE APPROVAL OF THE CLUB MEMBERS.

11. THE STATEMENTS CONTAINED IN THIS DISCLOSURE FORM ARE ONLY SUMMARY IN NATURE, AND AS A PROSPECTIVE PURCHASER, YOU SHOULD REFER TO THE ASSOCIATION GOVERNING DOCUMENTS, THE NEIGHBORHOOD ASSOCIATION GOVERNING DOCUMENTS, THE OTHER ASSOCIATION GOVERNING DOCUMENTS AND THE CLUB PLAN, AS APPLICABLE, BEFORE PURCHASING THE PROPERTY.

12. THESE DOCUMENTS ARE EITHER MATTERS OF PUBLIC RECORD AND CAN BE OBTAINED FROM THE RECORD OFFICE IN THE COUNTY WHERE THE PROPERTY IS LOCATED, OR ARE NOT RECORDED AND CAN BE OBTAINED FROM THE DEVELOPER.

13. THIS DISCLOSURE SUMMARY MAY BE EXECUTED IN COUNTERPARTS, A COMPLETE SET OF WHICH SHALL FORM A SINGLE DISCLOSURE SUMMARY.

Signed by:
Jeff Talbert on Behalf of Arrived Holdings, LLC and or Assigns
B7CA5A0797584F4...

Buyer - Jeff Talbert on Behalf of Arrived Holdings, LLC and or Assigns
Date 8/2/2024

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
Lennar Homes of Alabama, LLC
a

DocuSigned by:
By Aunya LaRue
49EF511BAB5042A...
Title: Authorized Representative Aunya LaRue
Date Signed by Seller: 8/2/2024

Lennar Homes of Alabama, LLC
2101 Clinton Ave W. Suite 202
Huntsville, AL 35805

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (together with the Riders and Addenda attached hereto and incorporated by reference herein, this "**Agreement**") is made and entered into as of the twenty-sixth day of April, 2024 by and between Lennar Homes of Alabama, LLC ("**Seller**"), and Buyer(s) named below ("**Buyer**"):

BUYER(S):	Check Applicable:
1. Jeff Talbert on Behalf of Arrived Holdings, LLC and or Assigns	Married ☐ Single ☐
2.	Married ☐ Single ☐
3.	Married ☐ Single ☐
4.	Married ☐ Single ☐
No Buyer Name Changes Will Be Permitted Unless Seller and Buyer Validly Execute an Amendment to Change Party.	

Buyer Address: 1 West Mountain Street Suite 109		
City: Fayetteville	State / Country: AR / US	Zip: 72701

By providing your telephone and your email address, you hereby consent to receiving telephonic and email communications, including advertisements, made or sent by or on behalf of Seller and/or its affiliates.

Home Telephone:

Business Telephone: | **E-mail Address:** acquisitions@arrived.com

Cellular Telephone: (703) 887-6608

1. **Purchase and Sale**. Buyer agrees to buy and Seller agrees to grant, sell and convey to Buyer (on the terms and conditions set forth below) Model Trevi II constructed or to be constructed on the following described property:

Lot 0121 of Block ______ of St. Claire Place Subdivision/Plat, in Madison County (the "**County**"), Alabama.

The residence and improvements (the "**Home**") constructed or to be constructed on the above described property (the "**Homesite**"), and all appurtenances thereto are collectively referred to in this Agreement as the "**Property.**" The Property is located within the community known as St. Clair Place-Cottages (the "**Community**").

2. **Purchase Price and Payments**. The total purchase price ("**Total Purchase Price**") for the Home, exclusive of any Closing Costs as described in Rider B and the Purchase Price and Payment Addendum, is **$333,990.00**. Buyer (and not a third party) has made an earnest money deposit upon the signing of this Agreement (the "**Initial Deposit**") of **$5,000.00** to Seller. Buyer shall make further payments to Seller, including but not limited to any "**Additional Deposit**" or "**Advanced Payment**" (consisting of non-refundable deposit(s) for options, extras, and upgrades) as set forth in the Purchase Price and Payment Addendum attached hereto and made a part hereof. The term "**Deposit**" shall include the Initial Deposit, Additional Deposit and Advanced Payment. If Buyer has not already paid the Initial Deposit at the time Seller signs this Agreement, Buyer will make the Initial Deposit within twenty-four (24) hours of the Effective Date.

3. **Builder's Fee**. Buyer acknowledges and agrees that in connection with the purchase of the Property, Buyer shall pay to Seller a builder's fee, equal to **$999.00** (the "**Builder's Fee**"). The Builder's Fee is imposed in connection with all home sales in the Community, regardless of whether Buyer finances the purchase of the Property. Notwithstanding the foregoing, Buyer acknowledges that the Builder's Fee may not be imposed on all home sales in the Community, and Seller reserves the right to change or withdraw the Builder's Fee on subsequent home sales in the Community at any time prior to Seller's completion of construction of all homes in the Community. The Builder's Fee represents additional revenue and is intended to compensate Seller for various internal costs and expenses associated with the sales, promotion and/or development of the Community. This fee is due at Closing. The Builder's Fee is separate from any and all Closing Costs (defined herein below). While the Builder's Fee is payable, along with various other fees, costs and amounts at Closing, the Builder's Fee is not a settlement fee associated with any loan that you may obtain to finance the purchase of the Property.

4. **Legally Binding Agreement**. THIS AGREEMENT IS A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, PLEASE SEEK COMPETENT LEGAL ADVICE. NO WARRANTIES OR REPRESENTATIONS, OTHER THAN THOSE SPECIFIED IN THIS AGREEMENT, ARE EXPRESSED OR IMPLIED. ORAL REPRESENTATIONS CANNOT BE RELIED UPON AS CORRECTLY STATING THE REPRESENTATIONS OF SELLER. FOR CORRECT WARRANTIES AND REPRESENTATIONS, REFERENCE SHOULD BE MADE TO THIS AGREEMENT, INCLUDING THE RIDERS AND ADDENDA ATTACHED HERETO, AND THE "**DOCUMENTS**" (AS SUCH TERM IS DEFINED IN RIDER B) PROVIDED TO BUYER, IF ANY.

5. **Financing**.

☒ **CASH TRANSACTION**. If this box is checked, this is a cash transaction and not contingent on financing. Buyer agrees to

provide within five (5) calendar days from the Buyer's execution of this Agreement financial statements or other written verification of Buyer's ability to purchase the Property with cash. If Buyer does not (in Seller's sole judgment, based on the documentation provided by Buyer to Seller) have the financial ability to purchase the Property with cash, then Seller may terminate this Agreement by refunding to Buyer any paid Deposit.

☐ **MORTGAGE TRANSACTION**. If this box is checked, Buyer desires to obtain a loan commitment (the "**Commitment**") within the Mortgage Period (as such term is defined in Rider B attached hereto) for a first mortgage loan from Lennar Mortgage, LLC (an affiliate of Seller), or another qualified institutional mortgage lender of Buyer's choice ("**Lender**"), with interest and service charges at current market rates at time of Closing (as defined below) for a borrower of Buyer's credit qualifications and with a loan term of at least thirty (30) years. Buyer agrees to apply within five (5) calendar days from the execution of this Agreement for a loan at the then prevailing interest rate. In the event Buyer chooses to obtain financing through a Lender other than Lennar Mortgage, LLC, Buyer agrees to provide Seller within five (5) calendar days with the name, address and phone number of such Lender, the loan officer and the loan processor. Buyer shall furnish promptly and accurately to Lender all information and documents requested by Lender in connection with such application. If Buyer provides Lender's written disapproval of loan within the Mortgage Period (and Buyer has not cancelled or withdrawn his/her loan application), Seller shall refund the Deposit to Buyer. If Buyer fails to provide Seller within the Mortgage Period with (i) a copy of the written Commitment reasonably satisfactory to Seller, or (ii) Lender's written disapproval of Buyer for such loan, Buyer shall be in default and Seller shall be entitled to retain the Deposit as liquidated damages for taking the Property off of the market and that the amount of liquidated damages is fixed and agreed to by the parties as a reasonable estimate of the damages that Seller shall suffer and is not in the nature of a penalty. If this Agreement provides for a VA guaranteed or FHA insured loan, Buyer's obligation to complete the purchase contemplated under this Agreement is subject to the VA/FHA Addendum attached hereto and incorporated herein.

The following shall apply only if Buyer desires to apply for a loan, as indicated above:

5.1. Prequalification. Buyer may have obtained a "prequalification" from Lennar Mortgage, LLC for the purpose of determining Buyer's ability to purchase the Property. BUYER UNDERSTANDS AND ACKNOWLEDGES THAT BUYER IS NOT OBLIGATED TO USE LENNAR MORTGAGE, LLC TO OBTAIN FINANCING TO PURCHASE THE PROPERTY.

5.2. Application. Buyer understands that any loan application required under this Agreement must be fully completed in order to obtain the mortgage loan, and Buyer will make a good faith attempt to qualify for the mortgage loan. If Buyer has a spouse who does not constitute a Buyer under this Agreement, Buyer agrees to have his/her spouse sign the mortgage documents as required by Lender. BUYER AGREES TO INCUR NO DEBT SUBSEQUENT TO THE DATE HEREOF WHICH MIGHT JEOPARDIZE APPROVAL OF BUYER'S MORTGAGE LOAN. IF THE PROPERTY IS BEING PURCHASED BY A CORPORATION, PARTNERSHIP, OR OTHER ENTITY, BUYER AGREES TO (1) OBTAIN ANY PERSONAL ENDORSEMENTS OR GUARANTEES REQUIRED BY LENDER AND (2) PROVIDE TO LENDER AND/OR THE TITLE INSURER PROMPTLY UPON REQUEST SUCH CERTIFICATES, RESOLUTIONS OR OTHER CORPORATE, PARTNERSHIP OR OTHER ORGANIZATIONAL DOCUMENTS AS MAY BE REQUIRED. Except as provided in this Agreement, Buyer agrees to pay all loan fees and closing costs charged by Lender in connection with the mortgage loan. Buyer will pay any prepaid interest due on the mortgage loan at the time of Closing and any amount Lender may require to be put into escrow toward the payment of property taxes and insurance on the Property. Buyer will also pay any mortgage insurance premiums (prepaid or otherwise), if required by Lender.

5.3. Commitment. The Commitment shall expressly state that the issuance of a certificate of occupancy and the appraiser's final inspection shall be funding conditions, **only**, and shall not be an impediment to the disbursement of loan documents for Closing. Seller may reject any Commitment(s) that fail to provide this condition. In the event that the Commitment is rejected by Seller, then Seller may terminate this Agreement by written notice and a refund to Buyer any paid Deposit. Buyer understands that the rate of interest on the mortgage is established by Lender and not by Seller and that any predictions or representations of present or future interest rate that may have been contained in any advertising or promotion by Seller are not binding. If Buyer obtains a written mortgage loan Commitment and the mortgage loan Commitment is subsequently withdrawn through no fault of Seller including, but not limited to, any condition to such loan Commitment not being satisfied for any reason, this Agreement shall remain in full force and effect and Buyer shall be conclusively presumed to have agreed to purchase the Property without mortgage financing. Once Buyer selects a Lender and obtains a Commitment acceptable to Seller, Buyer may change to another Lender at Buyer's discretion up to thirty (30) days prior to Closing provided Buyer notifies Seller in writing of such change and provides another Commitment (if there is a change in Lender) to Seller not later than thirty (30) days before the Closing. Buyer agrees that it will make no changes to its mortgage financing arrangement, including change of Lender, within the last thirty (30) days before Closing.

5.4. Appraisal. If the Lender's appraiser appraises the value of the Property for less than the Total Purchase Price, Buyer shall notify Seller, in writing, of such fact within three (3) calendar days from the receipt of the written appraisal. Seller shall then have the option, but not the obligation, in Seller's sole and absolute discretion, to: (i) lower the Total Purchase Price to the appraised value and Buyer shall proceed to Closing; or (ii) allow Buyer to pay the difference between the mortgage loan proceeds and the amounts required to close the transaction contemplated by this Agreement and proceed to Closing (the "**Additional Cash to Close Funds**"). Under no circumstances shall Buyer be excused from performance under this Agreement as a result of Lender's appraisal. Notwithstanding the foregoing, if this Agreement provides for a VA guaranteed or FHA insured loan, the applicable appraisal requirements are set forth in the FHA/VA Addendum attached hereto and incorporated herein.

5.5. Sale of Other Residence. Notwithstanding any condition in the loan Commitment to the contrary, and unless Seller agrees otherwise in writing, Buyer represents and warrants that this Agreement is not and will not be subject to or contingent upon Buyer's selling and/or closing on the sale of Buyer's present residence or other property. Failure to close on the purchase of the Property will constitute a default by Buyer and the remedies available to Seller for Buyer's default under this Agreement shall apply.

6. **Funds**. Buyer shall remit to Seller the Initial Deposit, Additional Deposit or Advance Payments by check, cashier's check or wire

transfer. Buyer acknowledges that Seller shall have the right to deposit such check for the Initial Deposit without such action being deemed acceptance of this Agreement. If any such check is not paid by the bank after acceptance of this Agreement, Seller shall have the option to cancel this Agreement and declare Buyer in default. If Buyer provides any check for a Deposit in the form of Canadian currency (a "**C$ check**"), Seller's depository bank will convert such C$ check into a U.S. dollar amount using its currency procedures and exchange rate then in effect two (2) business days following the date of processing (the "**Conversion Date**") and the amount of the Deposit to be applied toward the Total Purchase Price shall be equal to the amount received by Seller from the depository bank on the Conversion Date. Seller reserves the right to charge or pass through any currency conversion-related fees or costs to the Buyer at Closing (as hereafter defined). Notwithstanding the foregoing or anything contained in this Agreement to the contrary, the balance of the Total Purchase Price plus all applicable Closing Costs (the "**Closing Proceeds**") shall be paid to Seller at Closing. Any funds paid by Buyer under the terms of this Agreement to Seller, including funds paid through a check or cashier's check are accepted by Seller subject to collection.

UNLESS A WRITTEN REQUEST FOR PAYMENT BY CASHIER'S CHECK IS RECEIVED AND APPROVED BY SELLER NOT LESS THAN FIVE (5) BUSINESS DAYS PRIOR TO CLOSING, BUYER ACKNOWLEDGES AND AGREES THAT CLOSING PROCEEDS MUST BE BY FEDERAL WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS. BUYER IS RESPONSIBLE FOR ALL BANK OR WIRE TRANSFER CHARGES AND CURRENCY EXCHANGE FEES. WITHOUT LIMITING ANY OTHER PROVISIONS HEREIN, IF ANY DEPOSIT AND/OR CLOSING PROCEEDS ARE NOT TIMELY PAID, BUYER SHALL BE IN DEFAULT. Notwithstanding the foregoing, if Seller approves Buyer's written request to deliver a cashier's check and thereafter Buyer delivers all or any portion of the Closing Proceeds in the form of a cashier's check exceeding $25,000.00, then Buyer will not be entitled to possession of the Home until the cashier's check has cleared.

7. **Credit Information Authorization**. Buyer authorizes Lender to whom Buyer has applied or is in the process of applying for a mortgage loan in connection with this transaction to disclose to Seller the information contained in any loan application, verification of Deposit, income and employment, and credit reports or credit related documentation on Buyer. Buyer authorizes Lender, and any credit bureau or other person or entity utilized or engaged by Lender, to obtain one or more consumer reports regarding Buyer and to investigate any information, reference, statement, or data, provided to Lender by Buyer or by any other person or entity, pertaining to Buyer's credit and financial status. Buyer shall indemnify, defend and hold harmless Seller, its officers, directors, shareholders, employees, agents, contractors, subcontractors and suppliers ("**Indemnified Parties**"), Lender, and any credit bureau or other person or entity utilized or engaged by Lender or Seller, from and against any deficiencies, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, awards, suits, costs or disbursements of any kind or nature whatsoever, including attorneys' fees and expenses ("**Claims**") arising from an investigation of Buyer's credit and financial status.

8. **Closing**. Without limiting the terms of Section 9, Buyer acknowledges and agrees that Seller has the right in its sole discretion to schedule the date, time and place for the closing of the transaction contemplated by this Agreement ("**Closing**") and Buyer shall close on such Closing Date (the "**Closing Date**"). Upon Closing all contracted services to be performed under this Agreement by Seller (the "**Contracted Services**") shall be deemed completed and fully performed, and this Agreement shall be deemed completed. Contracted Services shall not include any corrections of defects or deficiencies in the Home, punch list work, or warranty work. Buyer will be given notice of the Closing Date, time and place by the "**Closing Date Notice Period**" (as such term is defined in Rider B attached hereto). Seller is authorized to postpone or advance the date of Closing at its discretion. Seller must, however, give Buyer reasonable notice of the new Closing Date. Any notice of Closing may be given verbally, by telephone, telegraph, telex, facsimile, mail, e-mail, or other means of communication at Seller's option. All notices of Closing will be given to Buyer at the address or by use of the telephone number(s) or e-mail address(es) specified on page 3 of this Agreement unless Seller has received written notice from Buyer of any change therein prior to the date notice of Closing is given. Buyer's failure to receive the notice of Closing because Buyer has failed to advise Seller of any changes of address or phone number, or because Buyer has failed to pick up a letter when Buyer has been advised of an attempted delivery or for any other reason, shall not relieve Buyer of Buyer's obligation to close on the scheduled Closing Date, unless Seller otherwise agrees in writing to postpone the Closing Date. If Buyer fails, for any reason, to close at the date, time and place specified by Seller, Seller shall have the option to declare Buyer in default and seek the remedies stated in Section 15 below, or to charge Buyer One Hundred Fifty Dollars ($150.00) per day for each day after the date of Closing specified by Seller until, and including, the actual Closing Date, and Seller may require that prorations be made as of the original Closing Date. This sum shall be due and payable in full at the time the extension is accepted by Seller. In addition, if Seller agrees to an extension of the date of Closing beyond the last day of the month for which Closing is originally set, an amount equal to One Percent (1%) of the Total Purchase Price shall also be payable to Seller. The sum for extending the date of Closing beyond the last day of the month shall be due and payable in full at the time the extension is accepted by Seller. Buyer agrees that the late charges are appropriate in order to cover Seller's administrative and other expenses resulting from a delay in Closing and that the amount of liquidated damages is fixed and agreed to by the parties as a reasonable estimate of the damages that Seller shall suffer and is not in the nature of a penalty. Seller is not required to agree to reschedule Closing, but Seller may reschedule Closing in Seller's sole discretion. Notwithstanding the foregoing and subject to the provisions of Section 5.2 above, if the Mortgage Transaction box is checked above, Seller will agree to postpone Closing and not impose late charges to the extent such postponement is required in order for Buyer's Lender to meet any pre-closing waiting period required as the result of Buyer's Lender's issuance of revised closing disclosures under 12 C.F.R. § 1026.19(f)(2)(ii) of the Consumer Financial Protection Bureau's TILA-RESPA Integrated Disclosure Rule when such revisions directly result from a Seller action taken within six (6) calendar days of the Closing Date. However, in such event, Seller shall have no liability to the Buyer for failure to deliver the Property on the originally scheduled Closing Date.

9. **Completion Date**. It is expressly agreed by Buyer that notwithstanding anything to the contrary specified herein or verbally represented (including but not limited to Seller's sales representative), any scheduled completion date is a good faith estimate, and Seller makes no promises or representations concerning the date of completion. Buyer agrees that Buyer has not relied, and will not rely upon, any estimated completion date for any purpose whatsoever, including, without limitation, relocation of residence, storage of personal property, or lock-in financing, and Buyer agrees that Seller shall not be liable for any additional costs, expenses or damages whatsoever should the Home not be completed by an estimated completion date. Further, if Seller is unable to complete certain non-essential improvements to the Property on or before the Closing, such as finish grading, landscaping, hardscaping, fencing, perimeter buffers, perimeter walls or retaining walls, Buyer agrees that the Closing shall occur and all documents recorded without installation of such improvements until after the Closing (hereinafter, "**Post-Closing Work**"), provided the Home is habitable and the Post-Closing Work is thereafter promptly installed without additional cost to Buyer. Buyer agrees to allow Seller to enter the Property to complete the Post-Closing Work. Notwithstanding the foregoing, upon Closing all Contracted Services to be performed under this Agreement by Seller shall be deemed completed and fully performed, and this Agreement shall be deemed completed. Contracted

Services shall not include any corrections of defects or deficiencies in the Home, punch list work, or warranty work. Notwithstanding the foregoing, Seller is required to complete and does agree that the construction of the Home shall be completed not later than two (2) years from the date of Buyer's execution of this Agreement. If construction is delayed by any event recognized by the law of the state in which the Home is located as a defense to a contract action for non-performance or a delay in performance, then the date of completion shall be extended by the delay period. It is the express intent of the parties that the parties' rights and obligations under this Agreement be construed in the manner necessary to exempt this Agreement and the sale of the Property from registration under the Interstate Land Sales Full Disclosure Act, and both Buyer and Seller hereby expressly waive any right or provision of this Agreement that would otherwise preclude such exemption.

10. **Casualty Before Closing**. If the Property is damaged by fire, vandalism, act of terrorism or other casualty or condition before Closing and the cost of restoration does not exceed fifteen percent (15%) of the Total Purchase Price and repairs will not substantially delay Closing, Seller shall repair the damage and Closing shall proceed pursuant to the terms of this Agreement. Buyer agrees that, if the casualty or condition occurs during construction, that Seller is only obligated to restore or repair the affected part of the Home to as-new condition and that Seller is under no obligation to disclose to Buyer the fact of repair or restoration or the casualty or condition that necessitated the repair or restoration. If the cost of restoration exceeds fifteen percent (15%) of the Total Purchase Price or the repairs would substantially delay Closing, Buyer shall have the option to: (1) terminate this Agreement and receive a refund of the Deposit made by Buyer to Seller, in which event both parties shall be released from all obligations under this Agreement, or (2) have Seller repair the damage as soon as reasonably possible, and Closing shall be extended until such repair or rebuilding is complete. If all or a portion of the Property is damaged by fire, vandalism, act of terrorism or other casualty or condition, and the repair or reconstruction of the Property substantially in accordance with the pre-existing plans and specifications is rendered impossible by any cause recognized by the law of the state in which the Property is located as a defense to a contract action for non-performance, then Seller shall have the right to terminate this Agreement and Buyer shall receive a refund of the Deposit made by Buyer to Seller in which event both parties shall be released from all obligations under this Agreement.

11. **Deed**. Seller shall convey title to Buyer at Closing by delivery to Buyer of a Statutory Warranty Deed (the "**Deed**") describing the Property, which Deed shall convey title to Buyer subject to all matters described in Sections 12.1, 17 and 18 of this Agreement. Any such matters omitted from the Deed shall nevertheless be deemed to be included in the Deed. Upon Closing. (1) Buyer shall have actual possession of the Property, (2) all Contracted Services to be performed under this Agreement by Seller shall be deemed completed and fully performed, and (3) this Agreement shall be deemed completed. Contracted Services shall not include any corrections of defects or deficiencies in the Home, punch list work, or warranty work.

12. **Closing and Title Matters**. Title to the Property to be delivered to Buyer at Closing will be marketable and insurable, subject only to the following matters:

12.1. Title to the Property shall be subject to the following: (1) zoning, building codes, bulkhead laws, ordinances, regulations, rights or interests vested in the United States of America or the state in which the Community is located; (2) real estate taxes and other taxes for the year of conveyance and subsequent years including taxes or assessments of any special taxing or community development district (including assessments relating to capital improvements and bonds); (3) the general printed exceptions contained in an owner's title insurance policy; (4) utility easements, sewer agreements, telephone agreements, cable agreements, telecommunications agreements, monitoring agreements, restrictions and reservations common to any plat affecting title to the Property; (5) matters that would be disclosed by an accurate survey or inspection of the Property; (6) the Documents; (7) any laws and restrictions, covenants, conditions, limitations, reservations, agreements or easements recorded in the public records for the County (for example, use limitations and obligations, easements (right-of-way) and agreements relating to telephone, gas or electric lines, water and sewer lines and drainage, provided they do not prevent use of the Property for single family residential purposes); (8) minor encroachments on easements that do not substantially interfere with an easement holder's interest in the Property; (9) acts done or suffered by Buyer and any mortgage or deed of trust obtained by Buyer for the purchase of the Property; and (10) any deed restrictions reflected in the Deed and the mediation, arbitration and litigation provisions set forth in this Agreement. It is Buyer's responsibility to review and become familiar with each of the foregoing title matters, some of which are covenants running with the land. If any title defects are discovered by Buyer after Closing, Buyer's sole remedy shall be to make a claim to Buyer's title insurer.

12.2. Seller shall provide an affidavit complying with the Foreign Investment in Real Property Tax Act of 1980, as amended, upon written request of Buyer.

12.3. Seller may not own title to the Property as of the date of this Agreement or at Closing. However, Seller shall obtain title to the Property on or before the Closing Date or effect the necessary transfer of title on or before the date when Seller causes title to be transferred to Buyer.

12.4. If Seller cannot provide marketable and insurable title as described above, such failure shall not be an event of default and Seller will have a reasonable period of time (at least one hundred twenty (120) days from the date of the scheduled Closing Date) to attempt to correct any defects in title; provided, however, Seller shall not be obligated to incur any expense, nor institute any litigation, to clear title to the Property. If Seller cannot or elects not to correct the title defects, Seller shall so notify Buyer within such period, and Buyer may thereafter elect (by written notice from Buyer to Seller) one of the following two (2) options: (1) to accept title in the condition offered (with defects) and pay the balance of the Total Purchase Price for the Property (without set off or deduction therefor), thereby waiving any claim with respect to such title defects and Buyer will not make any claims against Seller because of the title defects; or (2) to terminate this Agreement and receive a full refund of the Deposit deposited hereunder. If all such amounts are refunded, Buyer agrees to accept it as full payment of Seller's liability hereunder, whereupon this Agreement shall be terminated and Seller shall thereafter be relieved and released of all further liability hereunder. Buyer shall not thereafter have any rights to make any additional claims against Seller. In the event Buyer does not notify Seller in writing within five (5) calendar days from the receipt of Seller's notice (time being strictly of the essence) as to which option Buyer elects, Buyer shall be conclusively presumed to have elected option (1) set forth above in this subsection.

12.5. Title to the Property will be deemed marketable if an owner's policy is issued with standard exceptions.

12.6. The acceptance of the Deed by Buyer shall be deemed to be full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to this Agreement. UPON SELLER'S DELIVERY, AND BUYER'S ACCEPTANCE, OF THE DEED ON THE CLOSING DATE, ALL CONTRACTED SERVICES TO BE PERFORMED UNDER THIS AGREEMENT BY SELLER SHALL BE DEEMED COMPLETED AND FULLY PERFORMED, AND THIS AGREEMENT SHALL BE DEEMED COMPLETED. CONTRACTED SERVICES SHALL NOT INCLUDE ANY CORRECTIONS OF DEFECTS OR DEFICIENCIES IN THE HOME, PUNCH LIST WORK, OR WARRANTY WORK.

13. **Closing Costs**. The respective responsibilities of Buyer and Seller for all costs, prorations and fees payable at Closing (the "**Closing Costs**") are shown in Rider B attached hereto.

14. **Site and Substitutions**. The materials, equipment and fixtures included in and to be used in constructing the Home will be substantially the same as or similar in quality to those described in the applicable plans and specifications (except as to extras, options and/or upgrades).

14.1. Changes to Plans and Specifications.

14.1.1. Industry Practice. It is widely observed construction industry practice for pre-construction plans and specifications for any home or building to be changed and adjusted from time to time in order to accommodate on-going site conditions and in the field construction factors. These changes and adjustments are essential in order to permit all components of the Home to be integrated into a well-functioning and aesthetically pleasing product in an expeditious manner. Based on the foregoing, Buyer acknowledges that such changes and adjustments may occur and agrees that it is reasonable and to Buyer's benefit to allow Seller the flexibility to make such changes and adjustments to the Home.

14.1.2. Seller's Absolute Right to Make Modifications to Plans and Specifications. Seller has the absolute right to make modifications to the plans and specifications for the Home. Without limiting the generality of the foregoing, Buyer specifically agrees that changes in the dimensions of rooms and patios, entrances and terraces, if applicable, and changes in room size, in the locations of windows, doors, walls, partitions, utility lead-ins and outlets (including, but not limited to, electrical, cable television, and telephone), air-conditioning components, lighting fixtures and electrical panel boxes may be made by Seller in its sole discretion, provided however that changes in the layout and dimensions of the Home shall not substantially affect the value of the Home. Such changes may also include, but are not limited to, changes in the building location, setbacks and facing, the building's external configuration, its structural components, its finishes and the landscaping associated therewith.

14.1.3. Buyer's Acceptance of Actual Floor Plan. Buyer further understands and acknowledges that many of the Homes to be constructed within the Community require floor plans which are opposite (i.e. flipped) mirror images of the model floor plan and Buyer fully understands and accepts the floor plan configuration for the Home and improvements to be constructed within the Home.

14.1.4. No Warranty for Plans and Specifications on File. Buyer further acknowledges and agrees that (1) the plans and specifications of the Home and the Community on file with the applicable governmental authorities may not be identical in detail to Seller's plans and specifications, and (2) because of the day-to-day nature of the changes described in this Section 14, the plans and specifications on file with the applicable governmental authorities may not include some or any of these changes (there being no legal requirement to file all changes with such authorities). As a result of the foregoing, Buyer and Seller both acknowledge and agree that the Home and the Community may not be constructed in accordance with the plans and specifications on file with the applicable governmental authorities. Without limiting the generality of the provisions of Rider B attached hereto, Seller disclaims and Buyer waives any and all express or implied warranties that construction will be accomplished in compliance with such plans and specifications. Seller has not given and Buyer has not relied on or bargained for any such warranties. In furtherance of the foregoing, in the event of any conflict between the actual construction of the Home and/or the Community, and that which is set forth on the plans and specifications, Buyer agrees that the actual construction shall prevail and to accept the Home and Community as actually constructed (in lieu of what is set forth on the plans and specifications).

14.2. Lot Change. In the event that Seller, in its sole discretion, determines that the Model of the Home selected under this Agreement cannot reasonably be built on the Homesite, then Buyer and Seller hereby agree that they will negotiate in good faith to relocate the Home to another lot in the Community, provided however that there are lots available for sale. If no replacement lot is available, then Buyer may terminate this Agreement and will be entitled to a refund of any paid Deposit.

14.3. Materials, Appliances, Decorative and Landscaping Items.

14.3.1. Buyer understands and agrees that certain of the finishing items, such as tile, marble, carpet, cabinets, stone, brickwork, wood, paint, stain and mica are subject to size and color variations, grain and quality variations, and may vary in accordance with price, availability and changes by manufacturers from those shown in the model, if any, or in illustrations or brochures or those included in the specifications. Furthermore, if circumstances arise that, in Seller's opinion, warrant changes of subcontractors, suppliers, manufacturers, brand names or items, Seller reserves the right to substitute equipment, materials, appliances, etc., which in Seller's opinion are considered to be of quality substantially similar or equal, or of better quality, subject to their availability. Buyer also understands that Seller has the right to substitute or change materials and/or stain colors utilized in wood decor, if any.

14.3.2. Lot grades, lot area, options, facades, shrubs, trees, trim, built-ins, wall treatments, window treatments,

furniture, furnishings, fences, decks, locations of walks, driveways and other items in or about a model home area in the subdivision are for display purposes only and are not included in the Total Purchase Price unless otherwise expressly provided herein. Seller has the right to remove any existing trees on the Property or on the surrounding area for any reason. Buyer further understands and agrees that the following items (which may be seen in models or shown in illustrations) will also not be included with the sale of the Home: wall coverings, paint colors, accent light fixtures, wall ornaments, drapes, blinds, bedspreads, furniture, furnishings, wet bars, monitoring systems, certain built-in fixtures, special floor coverings, wood trim, upgraded items and/or any other items of this nature which may be added or deleted from time to time. This list of items (which is not all-inclusive) is provided as an illustration of the type of items built-in or placed upon models or shown in illustrations strictly for purposes of decoration and example only.

14.4. Deed. By acceptance of the Deed, Buyer accepts all variations of the Home.

15. **Buyer's Default**. In the event of Buyer's default and to the extent allowed by law, Seller shall be entitled to keep, as liquidated damages and not as a penalty, Buyer's Deposit not to exceed fifteen percent (15%) of the Total Purchase Price, except that Seller may, in addition, keep, as liquidated damages and not as a penalty, any and all Advanced Payments made by Buyer to Seller for options, extras or upgrades for which Seller has made contractual commitments or incurred liability by placing orders or otherwise. Buyer agrees that actual damages in the event of breach by Buyer would be costly and difficult to calculate, and that such liquidated damages are a fair and reasonable remedy and shall not be considered a penalty.

16. **Seller's Default**. In the event of Seller's default and to the extent allowed by law, Buyer may recover actual damages but shall not be entitled to special, consequential or punitive damages. Notwithstanding the foregoing, Buyer retains all remedies at law and in equity with respect to Seller's obligation to complete the Home within two (2) years pursuant to Section 9 above.

17. **Mediation / Arbitration of Disputes**.

17.1. The parties to this Agreement specifically agree that this transaction involves interstate commerce and that any Dispute (as hereinafter defined) shall first be submitted to mediation and, if not settled during mediation, shall thereafter be submitted to binding arbitration as provided by the Federal Arbitration Act (9 U.S.C. §§1 et seq.) and not by or in a court of law or equity. "**Disputes**" (whether contract, warranty, tort, statutory or otherwise), shall include, but are not limited to, any and all controversies, disputes or claims (1) arising under, or related to, this Agreement, the Property, the Community or any dealings between Buyer and Seller; (2) arising by virtue of any representations, promises or warranties alleged to have been made by Seller or Seller's representative; (3) relating to personal injury or property damage alleged to have been sustained by Buyer, Buyer's children or other occupants of the Property, or in the Community; or (4) issues of formation, validity or enforceability of this Section. Buyer has executed this Agreement on behalf of his or her children and other occupants of the Property with the intent that all such parties be bound hereby. Any Dispute shall be submitted for binding arbitration within a reasonable time after such Dispute has arisen. Nothing herein shall extend the time period by which a claim or cause of action may be asserted under the applicable statute of limitations or statute of repose, and in no event shall the Dispute be submitted for arbitration after the date when institution of a legal or equitable proceeding based on the underlying claims in such Dispute would be barred by the applicable statute of limitations or statute of repose.

17.2. Any and all mediations commenced by any of the parties to this Agreement shall be filed with and administered by the American Arbitration Association or any successor thereto ("**AAA**") in accordance with the AAA's Home Construction Mediation Procedures in effect on the date of the request. If there are no Home Construction Mediation Procedures currently in effect, then the AAA's Construction Industry Mediation Rules in effect on the date of such request shall be utilized. Any party who will be relying upon an expert report or repair estimate at the mediation shall provide the mediator and the other parties with a copy of the reports. If one or more issues directly or indirectly relate to alleged deficiencies in design, materials or construction, all parties and their experts shall be allowed to inspect, document (by photograph, videotape or otherwise) and test the alleged deficiencies prior to mediation. Unless mutually waived in writing by the parties, submission to mediation is a condition precedent to either party taking further action with regard to any matter covered hereunder.

17.3. If the Dispute is not fully resolved by mediation, the Dispute shall be submitted to binding arbitration and administered by the AAA in accordance with the AAA's Home Construction Arbitration Rules in effect on the date of the request. If there are no Home Construction Arbitration Rules currently in effect, then the AAA's Construction Industry Arbitration Rules in effect on the date of such request shall be utilized. Any judgment upon the award rendered by the arbitrator may be entered in and enforced by any court having jurisdiction over such Dispute. If the claimed amount exceeds $250,000.00 or includes a demand for punitive damages, the Dispute shall be heard and determined by three arbitrators; however, if mutually agreed to by the parties, then the Dispute shall be heard and determined by one arbitrator. Arbitrators shall have expertise in the area(s) of Dispute, which may include legal expertise if legal issues are involved. All decisions respecting the arbitrability of any Dispute shall be decided by the arbitrator(s). At the request of any party, the award of the arbitrator(s) shall be accompanied by detailed written findings of fact and conclusions of law. Except as may be required by law or for confirmation of an award, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

17.4. The waiver or invalidity of any portion of this Section shall not affect the validity or enforceability of the remaining portions of this Section. Buyer and Seller further agree (1) that any Dispute involving Seller's affiliates, directors, officers, employees and agents shall also be subject to mediation and arbitration as set forth herein, and shall not be pursued in a court of law or equity; (2) that Seller may, at its sole election, include Seller's contractors, subcontractors and suppliers, as well as any warranty company and insurer as parties in the mediation and arbitration; and (3) that the mediation and arbitration will be limited to the parties specified herein.

17.5. To the fullest extent permitted by applicable law, Buyer and Seller agree that no finding or stipulation of fact, no conclusion of law, and no arbitration award in any other arbitration, judicial, or similar proceeding shall be given preclusive

or collateral estoppel effect in any arbitration hereunder unless there is mutuality of parties. In addition, Buyer and Seller further agree that no finding or stipulation of fact, no conclusion of law, and no arbitration award in any arbitration hereunder shall be given preclusive or collateral estoppel effect in any other arbitration, judicial, or similar proceeding unless there is mutuality of parties.

17.6. Unless otherwise recoverable by law or statute, each party shall bear its own costs and expenses, including attorneys' fees and paraprofessional fees, for any mediation and arbitration. Notwithstanding the foregoing, if a party unsuccessfully contests the validity or scope of arbitration in a court of law or equity, the noncontesting party shall be awarded reasonable attorneys' fees, paraprofessional fees and expenses incurred in defending such contest, including such fees and costs associated with any appellate proceedings. In addition, if a party fails to abide by the terms of a mediation settlement or arbitration award, the other party shall be awarded reasonable attorneys' fees, paraprofessional fees and expenses incurred in enforcing such settlement or award.

17.7. Buyer may obtain additional information concerning the rules of the AAA by visiting its website at www.adr.org or by writing the AAA at 335 Madison Avenue, New York, New York 10017.

17.8. Seller supports the principles set forth in the Consumer Due Process Protocol developed by the National Consumer Dispute Advisory Committee and agrees to the following:

17.8.1. Notwithstanding the requirements of arbitration stated in Section 17.3 of this Agreement, Buyer shall have the option, after pursuing mediation as provided herein, to seek relief in a small claims court for disputes or claims within the scope of the court's jurisdiction in lieu of proceeding to arbitration. This option does not apply to any appeal from a decision by a small claims court.

17.8.2. Any mediator and associated administrative fees incurred shall be shared equally by Seller and Buyer; however, Seller and Buyer each agree to pay for their own attorneys' fees and costs.

17.8.3. The fees for any claim pursued via arbitration shall be apportioned as provided in the Home Construction Arbitration Rules of the AAA or other applicable rules.

17.9. Notwithstanding the foregoing, if either Seller or Buyer seeks injunctive relief, and not monetary damages, from a court because irreparable damage or harm would otherwise be suffered by either party before mediation or arbitration could be conducted, such actions shall not be interpreted to indicate that either party has waived the right to mediate or arbitrate. The right to mediate and arbitrate should also not be considered waived by the filing of a counterclaim by either party once a claim for injunctive relief had been filed with a court.

17.10. BUYER AND SELLER AGREE THAT THE PARTIES MAY BRING CLAIMS AGAINST THE OTHER ONLY ON AN INDIVIDUAL BASIS AND NOT AS A MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE ACTION OR COLLECTIVE PROCEEDING. THE ARBITRATOR(S) MAY NOT CONSOLIDATE OR JOIN CLAIMS REGARDING MORE THAN ONE PROPERTY AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A CONSOLIDATED, REPRESENTATIVE, OR CLASS PROCEEDING. ALSO, THE ARBITRATOR(S) MAY AWARD RELIEF (INCLUDING MONETARY, INJUNCTIVE, AND DECLARATORY RELIEF) ONLY IN FAVOR OF THE INDIVIDUAL PARTY SEEKING RELIEF AND ONLY TO THE EXTENT NECESSARY TO PROVIDE RELIEF NECESSITATED BY THAT PARTY'S INDIVIDUAL CLAIM(S). ANY RELIEF AWARDED CANNOT BE AWARDED ON CLASS-WIDE OR MASS-PARTY BASIS OR OTHERWISE AFFECT PARTIES WHO ARE NOT A PARTY TO THE ARBITRATION. NOTHING IN THE FOREGOING PREVENTS SELLER FROM EXERCISING ITS RIGHT TO INCLUDE IN THE MEDIATION AND ARBITRATION THOSE PERSONS OR ENTITIES REFERRED TO IN SECTION 17.4 ABOVE.

18. **Other Dispute Resolutions**. Notwithstanding the parties' obligation to submit any Dispute to mediation and arbitration, in the event that a particular dispute is not subject to the mediation or the arbitration provisions of Section 17, then the parties agree to the following provisions: **BUYER ACKNOWLEDGES THAT JUSTICE WILL BEST BE SERVED IF ISSUES REGARDING THIS AGREEMENT ARE HEARD BY A JUDGE IN A COURT PROCEEDING, AND NOT A JURY. BUYER AND SELLER AGREE THAT ANY DISPUTE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE HEARD BY A JUDGE IN A COURT PROCEEDING AND NOT A JURY. BUYER AND SELLER HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A JURY TRIAL. SELLER HEREBY SUGGESTS THAT BUYER CONTACT AN ATTORNEY OF BUYER'S CHOICE IF BUYER DOES NOT UNDERSTAND THE LEGAL CONSEQUENCES OF EXECUTING THIS AGREEMENT.**

19. **Deed Restriction**. The provisions of Sections 17 and 18 shall be: (i) subject to the survival provisions of Section 31, (ii) covenants running with the land comprising the Property, (iii) set forth as exceptions in the Deed, and (iv) binding upon Buyer and its successors and assigns in title upon Seller's conveyance of the Property to Buyer and recording of the Deed.

20. **Selling Agent, Cooperating Broker, and Seller's New Home Consultant**. Unless the Purchase Price and Payment Addendum attached hereto indicates otherwise, Buyer represents to Seller that Buyer has not consulted, dealt or negotiated with a real estate broker, salesperson or agent other than Seller's sales personnel located at Seller's sales office. Buyer agrees that Seller is not responsible for the payment of a commission to a real estate broker, salesperson or agent other than Seller's sales personnel. Buyer shall indemnify, defend and hold harmless Indemnified Parties from and against any and all Claims resulting from or arising out of any representation or breach of a representation or warranty set forth in this Section. In addition, Buyer acknowledges and understands that Seller's New Home Consultant ("**NHC**") and Internet New Home Consultant ("**INHC**") are employees of Seller, are acting solely for the Seller's interests, and are not acting in any representative capacity for Buyer. Buyer should not disclose any information to Seller's NHC and/or INHC that Buyer considers to be confidential or otherwise does not want disclosed to Seller.

21. **Construction Activities**. ALL OWNERS, OCCUPANTS AND USERS OF THE COMMUNITY ARE HEREBY PLACED ON NOTICE THAT (1) SELLER AND/OR ITS AGENTS, CONTRACTORS, SUBCONTRACTORS, LICENSEES AND OTHER DESIGNEES, AND/OR (2) ANY OTHER PARTIES, WILL BE, FROM TIME TO TIME, CONDUCTING BLASTING, EXCAVATION, CONSTRUCTION AND OTHER ACTIVITIES WITHIN OR IN PROXIMITY TO THE COMMUNITY. BY THE ACCEPTANCE OF THEIR DEED OR OTHER CONVEYANCE OR MORTGAGE, LEASEHOLD, LICENSE OR OTHER INTEREST, AND BY USING ANY PORTION OF THE COMMUNITY, EACH SUCH OWNER, OCCUPANT AND USER AUTOMATICALLY ACKNOWLEDGES, STIPULATES AND AGREES (1) THAT NONE OF THE AFORESAID ACTIVITIES SHALL BE DEEMED NUISANCES OR NOXIOUS OR OFFENSIVE ACTIVITIES, HEREUNDER OR AT LAW GENERALLY, (2) NOT TO ENTER UPON, OR ALLOW THEIR CHILDREN OR OTHER PERSONS UNDER THEIR CONTROL OR DIRECTION TO ENTER UPON (REGARDLESS OF WHETHER SUCH ENTRY IS A TRESPASS OR OTHERWISE) ANY PROPERTY WITHIN OR IN PROXIMITY TO THE AREA OF THE COMMUNITY WHERE SUCH ACTIVITY IS BEING CONDUCTED (EVEN IF NOT BEING ACTIVELY CONDUCTED AT THE TIME OF ENTRY, SUCH AS AT NIGHT OR OTHERWISE DURING NON-WORKING HOURS), (3) TO THE EXTENT PERMITTED OR NOT PROHIBITED UNDER APPLICABLE LAW, SELLER AND THE OTHER AFORESAID RELATED PARTIES SHALL NOT BE LIABLE FOR ANY AND ALL LOSSES, DAMAGES (COMPENSATORY, CONSEQUENTIAL, PUNITIVE OR OTHERWISE), INJURIES OR DEATHS ARISING FROM OR RELATING TO THE AFORESAID ACTIVITIES, EXCEPT RESULTING DIRECTLY FROM SELLER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (4) ANY PURCHASE OR USE OF ANY PORTION OF THE COMMUNITY HAS BEEN AND WILL BE MADE WITH FULL KNOWLEDGE OF THE FOREGOING AND (5) THIS ACKNOWLEDGMENT AND AGREEMENT IS A MATERIAL INDUCEMENT TO SELL, CONVEY, AND/OR ALLOW THE USE OF THE PROPERTY.

22. **Dangerous Condition; Construction Work**.

22.1. Buyer understands and agrees that the Property is a construction site and that the Property and the improvements, equipment and supplies thereon constitute a danger to those who may enter on the Property. Buyer shall not enter onto the Property prior to Closing unless authorized and accompanied by Seller's representative. Any unauthorized, unaccompanied entry by Buyer shall constitute a breach of this Agreement by Buyer, at Seller's election. Moreover, any entry by Buyer onto the Property prior to Closing shall be done at Buyer's own risk and in compliance with all federal, state and local safety laws and regulations. To the extent permitted or not prohibited by applicable law, Buyer waives, releases and shall indemnify, defend and hold harmless Indemnified Parties from and against any Claims made by Buyer, Buyer's family members or guests, as a direct or indirect result of any such unauthorized, unaccompanied entry onto the Property.

22.2. Buyer agrees that supervision and direction of the working forces, including, without limitation, all contractors and subcontractors, is to be done exclusively by Seller, and Buyer agrees not to issue any instructions to the working forces or otherwise hinder construction or installation of improvements on the Property. Buyer shall not do or have any work done on the Property, nor may Buyer store any possessions thereon, prior to Closing and transfer of title to the Property to Buyer.

22.3. Buyer agrees that any and all controversies, disputes and claims arising under this Section shall be resolved through mediation or binding arbitration in accordance with the terms of this Agreement.

23. **Natural Disasters**. Seller builds homes to the building code in effect at the time the building permit is applied for Buyer's Home. Building code requirements do not guarantee a home can or will withstand the impacts of a natural disaster; including but not limited to earthquake, forest fire, tornado, hurricane, flood, and avalanche. Seller cannot guarantee the Home, its structure or features will not be impacted by a natural disaster. Buyer should review their applicable homeowner's and/or flood insurance policy(s) and consult their insurance professional for additional information. Buyer is urged to follow the advice and direction from local emergency management officials regarding a natural disaster.

Buyer understands and agrees to accept the risks and conditions of natural disasters and to assume all liabilities associated with them. By executing and delivering this Agreement and Closing, Buyer shall be deemed to have released Seller and Seller's affiliates, and their respective officers, directors, managers, members, shareholders, employees, and agents, from any and all liability or claims resulting from all matters disclosed or disclaimed in this paragraph, including, without limitation, any liability for incidental or consequential damages which may result from, without limitation, inconvenience, displacement, property damage, personal injury and/or death to or suffered by Buyer or any of its family members, occupants, guests, tenants, invitees and/or pets and any other person or pet.

24. **Representation of Compliance with OFAC Regulations**. Buyer represents and warrants that Buyer is not barred from doing business with U.S. entities pursuant to the U.S. Department of Treasury's Office of Foreign Asset Control ("**OFAC**"), including OFAC's Specially-Designated-Nationals ("**SDN**") list and lists of known or suspected terrorist organizations. If Seller identifies or is informed that Buyer is a valid match for OFAC's SDN list, then this Agreement is void, and Seller shall cancel and revoke this Agreement immediately. In the event of cancellation or revocation of this Agreement under this provision, Seller shall immediately contact OFAC to report the transaction and to determine whether deposit money provided by Buyer, if any, should be returned or blocked, consistent with OFAC regulations.

25. **Agreement not to be Recorded**. Buyer covenants that Buyer shall not record this Agreement (or any memorandum thereof) in the Public Records of the County. Buyer agrees, if Buyer records this Agreement, to pay all of Seller's attorneys' fees, paraprofessional fees and expenses incurred in removing the cloud in title caused by such recordation. Seller's rights under this Section shall be in addition to Seller's remedies for Buyer's default provided elsewhere in this Agreement.

26. **Transfer, Assignment and Persons Bound**. Buyer agrees that Buyer will not, and does not have the right to, assign, sell or transfer Buyer's interest in this Agreement (whether voluntarily or by operation of law or otherwise) without Seller's prior written consent. If Buyer is a corporation, other business entity, trustee or nominee, a transfer of any material equity or beneficial or principal interest shall constitute an assignment of this Agreement. If Buyer attempts to assign this Agreement in violation of this Section, Seller can declare Buyer in default and Seller shall be entitled to all remedies available under this Agreement. Buyer agrees that Seller may withhold its consent with or without any reason or condition in any manner it chooses (if it gives it at all) and may charge Buyer a

reasonable amount to cover administrative costs incurred in considering whether or not to grant consent. If Buyer dies or in any way loses legal control of his/her affairs, this Agreement will bind his/her heirs and legal representatives. If Buyer has received Seller's permission to assign or transfer this Agreement, then Buyer's approved assignees shall be bound by the terms of this Agreement. If more than one person signs this Agreement as Buyer, each such person shall be jointly and severally liable for full performance of all of Buyer's duties and obligations hereunder

27. **Time of the Essence**. Buyer acknowledges that time is of the essence in connection with the transactions contemplated under this Agreement.

28. **Interpretation and Computation of Time**. The use of the masculine gender in this Agreement shall be deemed to refer to the feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever the context so requires. This Agreement reflects the negotiated agreement of the parties. Each party acknowledges that they have been afforded the opportunity to seek competent legal counsel, and each has made an informed choice as to whether or not to be represented by legal counsel. Accordingly, this Agreement shall be construed as if both parties jointly prepared it, and no presumption against one party or the other shall govern the interpretation or construction of any of the provisions of this Agreement. Any reference in this Agreement to the time periods of less than five (5) days shall, in the computation thereof, exclude Saturdays, Sundays and legal holidays. Any reference in this Agreement to time periods of five (5) days or more shall, in computation thereof, include Saturdays, Sundays and legal holidays. If the last day of any such period is a Saturday, Sunday or legal holiday, the period shall be extended to 5:00 p.m. on the next full business day. The section headings in this Agreement are for convenience only and shall not affect the meaning, interpretation or scope of the provisions which follow them.

29. **Notice**. Except as provided in the Closing Section of this Agreement with respect to notices of the scheduled Closing Date, any notice required or permitted to be given in connection with this Agreement shall be in writing and sent by United States certified mail with return receipt requested, overnight professional courier or electronic transmission (with confirmation and copy by (1) certified mail, if Buyer's address is within the United States or (2) overnight professional courier, if to a Buyer whose address is outside of the United States) to Buyer or Seller at the addresses on Page 3 of this Agreement (unless Seller has received written notice from Buyer of any change therein prior to the date such notice is given), and additionally to Seller by hand delivery at Seller's sales office. All notices shall only be effective upon receipt or refusal to accept receipt (by failure to accept delivery or otherwise).

30. **Waiver**. Seller's waiver of any of its rights or remedies shall not operate to waive any other of Seller's rights or remedies or to prevent Seller from enforcing the waived right or remedy in another instance.

31. **Survival**. Buyer and Seller specifically agree that notwithstanding anything to the contrary, the rights and obligations as set forth in all provisions and disclaimers in this Agreement shall survive (1) the Closing of the purchase of the Property; (2) the termination of this Agreement by either party; or (3) the default of this Agreement by either party, unless expressly stated otherwise. NOTWITHSTANDING THE FOREGOING, UPON CLOSING ALL CONTRACTED SERVICES TO BE PERFORMED UNDER THIS AGREEMENT BY SELLER SHALL BE DEEMED COMPLETED AND FULLY PERFORMED, AND THIS AGREEMENT SHALL BE DEEMED COMPLETED. IN ADDITION, ALL PAYMENTS, INCLUDING, BUT NOT LIMITED TO, BUYER'S FINAL PAYMENT, TO SELLER FOR ALL CONTRACTED SERVICES ARE DUE ON OR BEFORE THE CLOSING DATE, AND CONTRACTED SERVICES SHALL NOT INCLUDE ANY CORRECTIONS OF DEFECTS OR DEFICIENCIES IN THE HOME, PUNCH LIST WORK, OR WARRANTY WORK.

32. **Incorporation and Severability**. The explanations and disclaimers set forth in the Documents are incorporated into this Agreement. In the event that any clause or provision of this Agreement shall be void or unenforceable, such clause or provision shall be deemed deleted so that the balance of this Agreement is enforceable.

33. **Governing Law**. Any disputes that develop under this Agreement or questions regarding the interpretation of this Agreement will be settled according to the law of the state where the Property is located to the extent federal law is not applicable.

34. **Entire Agreement**. BUYER CERTIFIES THAT BUYER HAS READ EVERY PROVISION OF THIS AGREEMENT, WHICH INCLUDES EACH RIDER AND ADDENDUM ATTACHED HERETO AND THAT THIS AGREEMENT, TOGETHER WITH EACH SUCH RIDER AND ADDENDUM, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN BUYER AND SELLER. PRIOR AGREEMENTS, REPRESENTATIONS, UNDERSTANDINGS, AND ORAL STATEMENTS NOT REFLECTED IN THIS AGREEMENT HAVE NO EFFECT AND ARE NOT BINDING ON SELLER. BUYER ACKNOWLEDGES THAT BUYER HAS NOT RELIED ON ANY REPRESENTATIONS, NEWSPAPERS, RADIO OR TELEVISION ADVERTISEMENTS, WARRANTIES, STATEMENTS, OR ESTIMATES OF ANY NATURE WHATSOEVER, WHETHER WRITTEN OR ORAL, MADE BY SELLER, SALES PERSONS, AGENTS, OFFICERS, EMPLOYEES, COOPERATING BROKERS (IF ANY) OR OTHERWISE EXCEPT AS HEREIN SPECIFICALLY REPRESENTED. BUYER HAS BASED HIS/HER/THEIR DECISION TO PURCHASE THE PROPERTY ON PERSONAL INVESTIGATION, OBSERVATION AND THE DOCUMENTS.

35. **Modification**. This Agreement is the entire agreement for the sale and purchase of the Property and once it is signed by both Buyer and an authorized representative of Seller, it can only be amended by a written agreement signed by both Buyer and Seller.

36. **Additional Changes**. Notwithstanding Section 35 of this Agreement, Buyer agrees that it may be necessary (at any time and from time to time) after Buyer executes this Agreement for Seller, and/or the developer or declarant under the Documents, to change the terms and provisions of this Agreement and/or the Documents to comply with and conform to the rules and regulations (as same may exist and as same may be promulgated from time to time) of any governmental agency, subdivision or authority or court of competent jurisdiction and Buyer consents to all such changes. Notwithstanding Section 35 of this Agreement, Seller, and/or the developer or declarant under the Documents, shall have the right to amend all Documents for development or other purposes, and Buyer consents to all such amendments.

37. **Inducement**. Buyer acknowledges that the sole inducement to close on the purchase of the Property is the Property itself and not (1) the common facilities comprising part of the Community, if any, or (2) any expectation that the Property will increase in value.

38. **Reservation of Easement**. For the purpose of completing the construction and servicing of the Property and Community, Seller hereby reserves an easement of ingress and egress for itself and its successors and assigns, and each of their respective agents, employees, materialmen and subcontractors, over, under and upon the Property for a period of one (1) year after Closing. Seller shall provide reasonable notice to Buyer before exercising easement rights granted herein.

39. **Riders and Addenda**. This Agreement consists of 13 pages and the following Riders and Addenda, which are attached hereto and by this reference made a part of this Agreement.

Check ([X]) all that apply:

- [X] Rider A (Alabama)
- [X] Rider B (Gulf Coast Division)
- [X] Purchase Price and Payment Addendum
- [X] Master Disclosure and Information Addendum
- [X] Affiliated Business Arrangement Disclosure Statement*
- [X] Election Form Addendum
- [X] Insulation Addendum
- [X] Indoor Environmental Quality Disclosure
- [X] Addendum for Natural and Manmade Products
- [ ] Sales Incentive Addendum
- [ ] HUD Receipt for Property Report [OPTIONAL]
- [ ] N/A
- [X] Disclosure Summary
- [ ] Community Development District Brochure
- [X] Cooperating Broker Agreement
- [ ] FHA/VA Addendum
- [ ] Out of State Non-Solicitation Addendum (Multi-State)
- [ ] Out of State Non-Solicitation Addendum (California Connecticut New York and Puerto Rico)
- [ ] Approved Lender Addendum [OPTIONAL]
- [X] Privacy Policy Notice Addendum
- [ ] N/A
- [ ] N/A
- [ ] N/A

*On 04/24/2024 Seller provided to Buyer an Affiliated Business Arrangement Disclosure Statement ("**ABAD**") that sets forth Seller's business relationships with affiliated settlement service providers, including but not limited to, Lennar Mortgage, LLC, Lennar Title Inc., Lennar Insurance Agency, LLC and their respective types of charges and range of charges; Buyer acknowledges and confirms receipt of the previously delivered ABAD on 04/24/2024.

40. **Offer to Purchase/Effective Date**. This Agreement, when executed by Buyer and delivered to Seller, together with the Initial Deposit specified hereunder, shall constitute an offer by Buyer to purchase the Property in accordance with the terms and conditions provided herein, and shall not be binding upon Seller until such time as an authorized representative of Seller has executed this Agreement. The date of such acceptance is the "**Effective Date**" of this Agreement. In the event Buyer's offer is not accepted by Seller, all paid Deposits made by Buyer to Seller to date shall be returned to Buyer, and Buyer's offer shall be deemed withdrawn.

41. **Counterparts and Signatures**. This Agreement may be executed in any number of counterparts, a complete set of which shall be deemed to be an original and a complete set of which shall comprise but a single instrument. Signatures may be given via electronic transmission and shall be deemed given as of the date and time of the transmission of this Agreement to the other party.

THE INITIAL DEPOSIT HAS BEEN RECEIVED BY SELLER SUBJECT TO CLEARANCE.

SELLER: Lennar Homes of Alabama, LLC

DocuSigned by: Aunya LaRue
49EF511BAB5042A...

New Home Consultant Aunya LaRue

Date: 8/2/2024

THIS AGREEMENT IS NOT BINDING ON SELLER UNTIL ACCEPTED BELOW BY AN AUTHORIZED REPRESENTATIVE OF SELLER.

SELLER:
Lennar Homes of Alabama, LLC
a

By DocuSigned by: Aunya LaRue
49EF511BAB5042A...

Title: Authorized Representative Aunya LaRue

Date Signed by Seller: 8/2/2024

Signed by: Jeff Talbert on Behalf of Arrived Holdings, LLC
B7CA5A0797584F4...

Buyer - Jeff Talbert on Behalf of Arrived Holdings, LLC and or Assigns

Date 8/2/2024

Buyer -

Date

Buyer -

Date

Buyer -

Date

PURCHASE PRICE AND PAYMENT ADDENDUM

Buyer(s) Name: Jeff Talbert on Behalf of Arrived Holdings, LLC and or Assigns
Date of Agreement: 04/26/2024
Community: St. Clair Place-Cottages Lot/Block: 0121 /
Address: 313 McHenry Dr Huntsville AL 35811
Plan/Elevation: Trevi II / BB Garage Orientation Preference: Left [X] Right [ ]
Phase/Section: Job #: 21136600121
Started (Y/N): Y Stage: 10
Estimated Start Date: 02/29/2024 Estimated Closing Date: 08/09/2024

*It is expressly agreed by Buyer that any estimated closing date or range is a good faith estimate, and Seller makes no promises or representations concerning the actual closing date. Buyer agrees that Seller shall not be liable for any additional costs, expenses or damages whatsoever should the Home not close on or before the estimated closing date or range set forth herein.

NHC: Aunya LaRue ISC: Brittany Gideon
Agreement Type: [ ] Primary [ ] Secondary [X] Investment
Select One: [ ] New Agreement [ ] Transfer [X] Revised Agreement -- Revision #: 1

BUYER(S) INFORMATION

Buyer #1: Jeff Talbert on Behalf of Arrived Holdings, LLC and or Assigns (check one): Married [ ] Single [ ]
Buyer #1 Existing Address: 1 West Mountain Street Suite 109 Fayetteville AR / US 72701
Home Phone: Office Phone: Cellular Phone: (703) 887-6608
Email: acquisitions@arrived.com

Buyer #2: (check one): Married [ ] Single [ ]
Buyer #2 Existing Address:
Home Phone: Office Phone: Cellular Phone:
Email:

Buyer #3: (check one): Married [ ] Single [ ]
Buyer #3 Existing Address:
Home Phone: Office Phone: Cellular Phone:
Email:

Buyer #4: (check one): Married [ ] Single [ ]
Buyer #4 Existing Address:
Home Phone: Office Phone: Cellular Phone:
Email:

PURCHASE PRICE AND PAYMENTS

PURCHASE PRICE:

Base Purchase Price:	$ 309,990.00
Add: Homesite Premium:	$ 17,500.00
Add: Options, Upgrades and Extras per Change Order Summary:	$ 6,500.00
Total Purchase Price:	$ 333,990.00

PAYMENTS:

Initial Deposit				Check#	WF#4411	$ 5,000.00
Additional Deposit						
Due		Received		Check#		$ .00
Due		Received		Check#		$ .00
Due		Received		Check#		$ .00
Due		Received		Check#		$ .00
Advanced Payment for Options, Extras and/or Upgrades						
Due		Received		Check#		$ .00
Due		Received		Check#		$ .00
Total Payments:						$ 5,000.00
Amount to be financed or paid by wire transfer of immediately available funds at closing (approximate)						$ 328,990.00

(Total Purchase Price less total payments does not include FHA Funding Fee, VA Funding Fee, MIP, PMI, closing costs, pre-paids, homeowner insurance, prorated expenses, Builder's Fee, homeowners association fees and other fees).

CLOSING COSTS, PRE-PAIDS AND OTHER FEES:

Seller Assistance toward Settlement (subject to contribution limits and Lender approval, as applicable): $ 21,800.00

Buyer's closing costs, pre-paids and other fees associated with the purchase of the Home are described in the Rider B. If Buyer obtains financing for the Home, Buyer's closing costs, pre-paids and other fees associated with the financing of the Home are described in the Loan Estimate provided by the Lender.

WARRANTY INFORMATION

LEN 1/2/7
*Or other comparable warranty

FINANCING AND BROKER INFORMATION

Select One: [X] Cash [ ] Conventional [ ] FHA [ ] VA [ ] OTHER:

Lender: Lennar Mortgage LLC

Address: 2101 Clinton Ave W. Suite 400, Huntsville, AL 35805

Phone #:

Agent Name:

Fax #:

Email Address:

Cellular #:

Broker Participation? [X] Yes [ ] No

Agent/Company: Susanne Flynn / Flynn Enterprises LLC
Street Address: 1057 Avery Trace Circle
City, State Zip: Hendersonville, TN 37075
Phone #: [redacted]
Email Address: [redacted]
Fax #:
Sales Associate License No.: 000123999-0
Broker Tax ID#:
Broker Commission: 3%
Additional Broker Bonus/Incentive:

REVISED AGREEMENT

New Total Agreement Price: $ 333,990.00

Reasons for rewrite: Sending out PPPA, so that Seller shows as Lennar Homes of Alabama, LLC

Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Purchase and Sale Agreement between Buyer and Seller dated as of the twenty-sixth day of April, 2024 (the "**Agreement**"), and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by:
Jeff Talbert on Behalf of Arrived Holdings, LLC and or Assigns
B7CA5A0797584F4...

Buyer - Jeff Talbert on Behalf of Arrived Holdings, LLC and or Assigns
Date 8/2/2024

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
Lennar Homes of Alabama, LLC
a

DocuSigned by:
Aunya LaRue
49EF511BAB5042A...

By
Title: Authorized Representative
Aunya LaRue

Date Signed by Seller: 8/2/2024